UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-E
                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-F
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             (Exact name of Registrant as specified in its Charter)

                        III-E: 0-19010          III-E: 73-1367188
   Oklahoma             III-F: 0-19102          III-F: 73-1377737
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(State or other          (Commission            (I.R.S. Employer
 jurisdiction of         File Number)          Identification No.)
 incorporation)

                  Two West Second Street, Tulsa, Oklahoma 74103
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      [   ] Written  communications  pursuant to Rule 425 under the Securities
            Act (17 CFR 230.425)
      [   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)
      [   ] Pre-commencement  communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      [   ] Pre-commencement  communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

      On October 1, 2007, the Geodyne Energy Income Limited Partnership III-E and Geodyne Energy Income Limited Partnership III-F (the "Partnerships") sold their interests in 133.75 gross non-producing acres located in Brooks County, Texas to Goldston Oil Corporation ("Goldston"). The non-producing acreage had no remaining carrying value as the property was previously impaired. The net sales proceeds were approximately $465,000 and $391,000, respectively, to the III-E and III-F Partnerships.

      The proceeds from the sales will be included in the November 15, 2007 cash distributions paid by the Partnerships.

      This sale was in conjunction with the Partnerships' scheduled termination on December 31, 2007. All of the Partnerships' properties will be sold as part of the liquidation process. It is anticipated that sales will continue through at least early 2008.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(B)  General - On  February  5, 2007,  Geodyne  Resources,  Inc.  (the  "General
     Partner") mailed a notice to the limited partners announcing that the Partnerships will terminate at the end of their current term, December 31, 2007. Consequently, the Partnerships adopted the liquidation basis of accounting effective February 5, 2007. The liquidation basis of accounting reports the net assets of the Partnerships at their net realizable value. Adjustments were made to reduce all balance sheet categories into one line, "net assets of Partnership in liquidation", which is an estimate of the net fair value of all Partnership assets and liabilities. Cash, accounts receivable, and accounts payable were valued at their historical cost, which approximates fair value. Oil and gas properties were valued at their estimated net sales price, which was estimated utilizing discounted cash flows based on strip pricing as of June 30, 2007 at a discount rate of 10% for proved developed producing reserves, 18% for proved developed non-producing reserves and 20% for proved undeveloped reserves. An adjustment was made to the discounted cash flows for the effects of gas balancing and asset retirement obligations. A provision was also made to account for direct expenses that will be incurred related to the sale of the oil and gas properties. The allocation of the "net assets of Partnership in liquidation" to the General Partner and limited partners was calculated using the current allocation of income and expenses, which may change if a Partnership's distributions from the

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     commencement of the property investment period reach a yearly average equal to at least 12% of the limited partners subscriptions. The adoption of the liquidation basis of accounting on February 5, 2007 resulted in an increase in the III-E and III-F Partnerships' net assets of $13,013,493 and $10,981,626, respectively, at June 30, 2007.

     Pro forma unaudited financial information - The non-producing acreage had no remaining carrying value as the property was previously impaired. Therefore, no pro forma adjustments are required to illustrate the effects of the Goldston sale as described in Item 2 on the Unaudited Statements of Net Assets of Partnership in Liquidation, Unaudited Statements of Changes in Net Assets of Partnership in Liquidation, and Unaudited Statements of Operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-E GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-F


                                 By:  GEODYNE RESOURCES, INC.
                                      General Partner

                                       //s// Dennis R. Neill
                                      -----------------------------
                                      Dennis R. Neill
                                      President

DATE: October 5, 2007


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